                                                                    EXHIBIT 23.9

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Joint Proxy Statement/Prospectus/ Information Statement constituting part of the Registration Statement on Form S-4 dated as of June 2, 1998 (the "Registration Statement") of Sun Healthcare Group, Inc. of our report dated October 10, 1997 on the consolidated balance sheets of Retirement Care Associates, Inc. as of June 30, 1997 and 1996 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the two-year period ended June 30, 1997, which report appears in Retirement Care Associates, Inc.'s Annual Report on Form 10-K, as amended on May 21, 1998, for the year ended June 30, 1997. We also consent to the references to us under the heading "Experts" in the Registration Statement.



                                        /s/ CHERRY, BEKAERT & HOLLAND, L.L.P.
                                        ----------------------------------------
                                        CHERRY, BEKAERT & HOLLAND, L.L.P.

Greensboro, North Carolina
May 29, 1998